UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020 (July 22, 2020)

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SBSAA	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 22, 2020, Spanish Broadcasting System, Inc. (the "Company") held its Annual Meeting of Stockholders ("Annual Meeting"). The stockholders considered and voted on one proposal submitted for stockholder vote, which is described in detail in the Company's 2020 Proxy Statement. There were 4,241,991 shares of Class A common stock, 2,340,353 shares of Class B common stock, and 380,000 shares of Series C preferred stock outstanding and entitled to vote at the meeting. Stockholders are entitled to one vote for each share of Class A common stock, ten votes for each share of Class B common stock, and two votes for each share of Series C preferred stock they hold. The following is a brief description of the matter voted on at the Annual Meeting and the final results of such voting:

Proposal.  Election of Directors

The six directors were elected at the Annual Meeting to hold office until such time as their respective successors have been duly elected and qualified based upon the following votes:

Nominee Common Stock Directors	Votes For	Votes Against / Withheld
Raúl Alarcón	24,467,559	75,865
Joseph A. García	24,468,102	75,322
Manuel E. Machado	24,499,162	44,262
Jason L. Shrinsky	24,496,374	47,050
José A. Villamil	24,499,102	44,322
Mitchell A. Yelen	24,497,151	46,273

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

July 23, 2020	By:	/s/ JOSÉ I. MOLINA
José I. Molina
Chief Financial Officer